10f-3 REPORT

SMITH BARNEY INVESTMENT TRUST
  SMITH BARNEY MID CAP CORE FUND

"June 1, 2000 through May 31, 2001"

	Trade				% of
Issuer	Date	Selling Dealer	Amount	Price	Issue (1)
Flextronics	6/19/00	Thomas Weisel	"1,307,794"	71.25	0.36%	A

Genuity	6/27/00	Morgan Stanley	"1,008,700"	11.00	0.17	B

Axcels Technologies	7/10/00	Goldman Sachs	"226,710"	22.00	0.48	C

lycom	7/26/00	Goldman Sachs	"1,093,920"	32.00	0.36	D

Dollar Tree	8/2/00	Goldman Sachs	"980,000"	40.00	6.53	E

Genaissance Pharmaceuticals	8/2/00	Deutsche Bank	"5,850"	13.00	0.10	F

Advanced Switching
  Communications Inc.	10/4/00	Morgan Stanley	"18,300"	15.00	0.05	G

Inrange Technologies	9/21/00	Bear Stearns	"43,360"	16.00	0.13	H

Southern Energy	9/26/00	Morgan Stanley	"40,800"	22.00	0.01	I

INPC Inc.	10/4/00	First Boston	"102,060"	21.00	0.00	J

Trans meta Corp.	11/6/00	Morgan Stanley	"68,040"	21.00	0.01	K

Danaher	5/3/01	Merrill Lynch	"9,337,140"	54.00	0.04	L

Instinet Group	5/17/01	CS First Boston	"371,345"	14.50	0.11	M

Tellium	5/17/01	Dain Rauscher	"3,000"	15.00
		Morgan Stanley	"64,500"
			"67,500"		0.11	N


(1)  Represents purchases by all affiliated funds; may not exceed
       25% of the principal amount of the offering.

"A - Includes purchases of $117,206 by other Smith Barney Mutual Funds." "B - Includes purchases of $2,291,300 by other Smith Barney Mutual Funds." "C - Includes purchases of $1,423,290 by other Smith Barney Mutual Funds." "D - Includes purchases of $6,906,080 by other Smith Barney Mutual Funds." "E - Includes purchases of $100,000 by other Smith Barney Mutual Funds." "F - Includes purchases of $7,150 by other Smith Barney Mutual Funds."
"G - Includes purchases of $56,700 by other Smith Barney Mutual Funds."
"H - Includes purchases of $116,640 by other Smith Barney Mutual Funds." "I - Includes purchases of $110,200 by other Smith Barney Mutual Funds." "J - Includes purchases of $107,940 by other Smith Barney Mutual Funds." "K - Includes purchases of $246,960 by other Smith Barney Mutual Funds." "L - Includes purchases of $1,462,860 by other Smith Barney Mutual Funds." "M - Includes purchases of $136,155 by other Smith Barney Mutual Funds." "N - Includes purchases of $85,500 by other Smith Barney Mutual Funds."